      As filed with the Securities and Exchange Commission on February 5, 2002
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               VIRTGAME.COM CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           33-0716247
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

  5230 CARROLL CANYON DRIVE, SUITE 318
         SAN DIEGO, CALIFORNIA                                   92121
(Address of Principal Executive Offices)                       (Zip Code)

                                   ----------

                               VIRTGAME.COM CORP.
                        2002 STOCK OPTION AND GRANT PLAN
                            (Full title of the plan)

                                   ----------

                                  BRUCE MERATI
                             CHIEF FINANCIAL OFFICER
                               VIRTGAME.COM CORP.
                      5230 CARROLL CANYON DRIVE, SUITE 318
                               SAN DIEGO, CA 92121
                                 (858) 373-5001
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE

                                   ----------

                                           CALCULATION OF REGISTRATION FEE
========================== =============== =========================== ============================ =================
 TITLE OF SECURITIES TO     AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
      BE REGISTERED        REGISTERED (1)      PRICE PER UNIT (2)          OFFERING PRICE (2)       REGISTRATION FEE
-------------------------- --------------- --------------------------- ---------------------------- -----------------
Common Stock
 par value $.00001 per
 share                       10,000,000              $0.40                     $4,000,000               $368.00
========================== =============== =========================== ============================ =================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions contained in the plan.
(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h).

PROSPECTUS
2002 STOCK OPTION AND GRANT PLAN


                        10,000,000 SHARES OF COMMON STOCK

                                ----------------

                               VIRTGAME.COM CORP.
                       5230 CARROLL CANYON ROAD, SUITE 318
                               SAN DIEGO, CA 92121

                            OTC BULLETIN BOARD - VGTI

                                ----------------

This Prospectus covers offers and sales of shares of our common stock underlying options, restricted stock awards, and unrestricted stock awards granted under our 2002 Stock Option and Grant Plan.

ALL PLAN PARTICIPANTS

You should only exercise your options or other incentive awards or sell shares of common stock acquired under the Plan after considering:

|X|      the laws prohibiting trading on the basis of inside information;

|X| our policy on trading in securities by directors, officers and employees; and

|X|      your personal financial and tax situation.

Please see "Certain Federal Income Tax Consequences" beginning on 11 for more information.

DIRECTORS, OFFICERS AND CONTROLLING PERSONS

You cannot use this Prospectus for reoffers and resales of common stock acquired under the Plan. You may sell the shares under Rule 144 of the Securities Act of 1933.

You should also give careful consideration to the short-swing profit rules under federal securities laws. Please see "Impact of Short-Swing Profit Provisions" on page 20 for more information.

                             ADDITIONAL INFORMATION

For additional information about the Plan and its administrators, please contact Bruce Merati, our Chief Financial Officer, at our principal executive office located at 5230 Carroll Canyon Road, Suite 318, San Diego, California 92121, or by telephone at (858) 373-5001.


             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                ----------------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 2002.

                                TABLE OF CONTENTS

Limitations on the Use of this
   Prospectus...................................   2
Summary of the Plan.............................   3
Introduction....................................   3
Purpose of the Plan.............................   3
Eligible Participants...........................   3
Administration..................................   3
Powers of the Board of Directors
   and the Committee............................   3
Stock Subject to the Plan.......................   4
Options.........................................   5
Restricted Stock Awards.........................   5
Unrestricted Stock Awards.......................   5
Effect of Change in Control.....................   5
Effect on Employment............................   6
Questions and Answers...........................   7
Certain Federal Income Tax
   Consequences.................................   11
Impact of Short-Swing Profit
   Provisions...................................   20
Additional Information..........................   21
Available Information...........................   21
Incorporation of Documents by
   Reference....................................   21

                               LIMITATIONS ON THE
                             USE OF THIS PROSPECTUS


No one is authorized to provide you with information that is not contained in this Prospectus or in the documents referenced in this Prospectus.


                             ----------------------


If someone has given you information or made a representation that is not contained in this Prospectus or in the documents referenced in this Prospectus, do not rely on the information or representation as being authorized by us.


                             ----------------------


Our affairs may have changed since the date of this Prospectus or since the date of the documents referenced in this Prospectus. Please do not assume otherwise simply because we have delivered this Prospectus to you.

                             ----------------------


This Prospectus does not constitute:

|X| an offer to buy or sell any securities other than shares of our common stock underlying incentive awards granted under the Plan, or

|X|      an offer of securities in any state where it would be unlawful.

                               SUMMARY OF THE PLAN
           ----------------------------------------------------------

INTRODUCTION

The Plan permits us to grant stock-based incentive awards, consisting of options, restricted stock awards and unrestricted stock awards.

The Plan became effective on January 24, 2002 and will terminate on January 24, 2012, unless terminated earlier by our Board of Directors. No incentive award may be granted after the Plan is terminated. Incentive awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

The Plan is not:

|X| an employee benefit plan subject to the Employee Retirement Income Security Act of 1974;

|X|      qualified under Section 401(a) of the Internal Revenue Code; or

|X| an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code.

PURPOSE OF THE PLAN

The Plan's purpose is to encourage and enable the officers, employees, directors, consultants, advisors and other key persons upon whose judgment, initiative and efforts Virtgame.Com Corp. ("Company") largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

ELIGIBLE PARTICIPANTS

All employees, non-employee directors, consultants, advisors and other key persons of the company or any subsidiary are eligible to participate in the Plan.

The committee administering the Plan will make awards to those eligible recipients who, in the judgment of the committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives.

Participants may be granted one or more incentive awards, alone or in combination with other awards. The incentive awards will always be subject to whatever terms and conditions the committee determines, consistent with the Plan.

ADMINISTRATION

A committee of our Board of Directors consisting of at least two "non-employee directors" will administer the Plan. "Non-employee directors" has the meaning set forth in Rule 16b-3 under the Securities Exchange Act of 1934. Currently, the Compensation Committee of our Board of Directors administers the Plan.

POWERS OF THE BOARD OF DIRECTORS AND THE COMMITTEE

Our Board of Directors has the following powers with respect to the Plan:

|X| The Board may suspend or terminate all or a portion of the Plan at any time.

|X| The Board may amend the Plan to conform to any change in applicable laws or regulations.

|X| The Board may amend the Plan in whatever manner it deems to be in our best interests.

The Board may not, however, amend the Plan without stockholder approval if stockholder approval is required under Section 422 of the Internal Revenue Code or the rules of any stock exchange.

The committee administering the Plan has the authority to determine all provisions of incentive awards as long as they are consistent with the terms of the Plan. These provisions include, without limitation:

|X|      the eligible recipients of incentive awards;

|X|      the time or times when incentive awards will be granted;

|X|      the types of incentive awards granted;

|X|      the number of shares of common stock subject to each incentive award;

|X|      the exercise price;

|X|      the manner in which incentive awards will become exercisable;

|X|      the form of written agreement, if any, governing an incentive award;

|X|      the duration of each incentive award;

|X| the restrictions and other conditions to which the incentive awards may be subject; and

|X| whether to pay the economic value of any incentive award in cash, common stock or any combination of both.

The committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner, including the authority to:

|X| modify the number of shares or other terms and conditions of an incentive award;

|X|      extend the term of an incentive award;

|X| accelerate the exercisability of or otherwise terminate any restrictions relating to an incentive award;

|X|      accept the surrender of any outstanding incentive award; or

|X| to the extent not previously exercised or vested, authorize the grant of new incentive awards in substitution for surrendered awards.

Any such amendment or modification, however, must be permitted by the Plan and may not adversely affect your rights without your consent. The committee may, however, without your consent,

|X| make certain changes in the securities issuable under the Plan, and adjust outstanding incentive awards upon changes affecting our common stock;

|X| adjust financial performance criteria under outstanding incentive awards to take into account significant acquisitions or dispositions, changes in accounting principles or practices or similar changes; and

|X|      take the actions described below under "Effect of Change in Control."


Each determination, interpretation or other action of the committee will be conclusive and binding for all purposes on all persons.

STOCK SUBJECT TO THE PLAN

Subject to any adjustments described below, the Board has reserved a maximum number of 10 million shares of our common stock for issuance under the Plan.

As of the date of this Prospectus, we have not issued any awards with respect to our shares of common stock under the Plan.

Outstanding incentive awards and shares issued under incentive awards reduce the number of shares available under the Plan. Shares subject to incentive awards that are forfeited lapse, expire unexercised (including shares subject to options that are forfeited or terminate unexercised or unvested) or are paid in cash or any other consideration other than common stock become available again for issuance under the Plan.

The number and kind of shares subject to the Plan and outstanding incentive awards and, where applicable, the exercise price of outstanding incentive awards, will be appropriately adjusted by the committee in the event of any stock dividend, split up, recapitalization, merger, consolidation, combination or exchange of common stock or the like.

OPTIONS

An option granted under the Plan provides you with the opportunity to purchase a specified number of shares of common stock, at a predetermined exercise price for a specific period of time.

You will have no rights as a stockholder with respect to any shares subject to an option unless and until you:

|X|      exercise the option;

|X|      pay the exercise price and any withholding taxes in full; and

|X|      become the record holder of the shares.

For more information about options, see "Questions and Answers About Your Option" on pages 7-8.

RESTRICTED STOCK AWARDS

A restricted stock award is an award of shares of common stock that, for some predetermined period of time:

|X|      cannot be transferred, and

|X|      may have to be forfeited upon the occurrence of certain conditions.

For more information on restricted stock awards, see "Questions and Answers About Your Restricted Stock Award" on pages 9 and 10.

UNRESTRICTED STOCK AWARDS

An unrestricted stock award is an award of shares of common stock that you may receive (or purchase, at a price determined by the committee) free of any vesting restrictions. We may grant or sell unrestricted stock awards to eligible participants for past services or other valid consideration. Under certain circumstances, the committee may allow participants to receive a portion of their cash compensation in the form of shares of unrestricted stock, either currently or on a deferred basis. Generally, the right to receive restricted stock on a deferred basis may not be transferred other than by will or through descent and distribution.

EFFECT OF CHANGE IN CONTROL

In the event the Company has a change in control, unless the committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, or unless provision is made in connection with a change in control transaction for the assumption of awards by a successor entity,

|X| all of your options and restricted stock awards will become immediately exercisable in full and will remain exercisable for a period of at least 15 days; and

|X| the Plan and all options and other awards will terminate (subject to the 15 day exercise period).

To the extent the acceleration of the vesting of your incentive award, together with any other payment you have the right to receive from the company would constitute a "parachute payment" under the Internal Revenue Code, then the payments will be reduced so they will not be subject to any excise tax imposed by the Internal Revenue Code but only if so reducing such payments would result in you receiving a greater net benefit than you would have received had a reduction not occurred and an excise tax had been paid. See "Certain Federal Income Tax Consequences -- Excise Tax on Parachute Payments" on page 19. The payments will not be reduced if you are subject to a separate agreement with the company that provides otherwise.

A change in control under the Plan generally includes any of the following:

|X| the sale, lease, exchange or other transfer of substantially all of our assets to a person or entity that is not controlled by the company;

|X| the approval by our stockholders of any plan or proposal for the liquidation or dissolution of the company;

|X| certain mergers or consolidations of our company within or into another corporation if less than a majority of the voting power of the surviving corporation is held by those who were shareholders immediately prior to the transaction;

|X| when any person becomes the beneficial owner of more than 50% of the voting power of our outstanding securities;

|X| certain changes in the composition of our Board of Directors without the approval of the majority of directors; and

EFFECT ON EMPLOYMENT

Nothing in the Plan or in your incentive awards limits our right to terminate your employment or service at any time or otherwise confers any right to your continued employment or service.

                              QUESTIONS AND ANSWERS
                                ABOUT YOUR OPTION
           ----------------------------------------------------------

Q:       WHAT IS AN OPTION?

A: An option is a right to purchase a specified number of shares of common stock at a predetermined exercise price for a specific period of time.


Q:       WHAT IS THE DIFFERENCE BETWEEN AN INCENTIVE AND A NON-STATUTORY OPTION?

A: The committee determines whether your option is an "incentive stock option" or "a non-statutory stock option." The primary differences between an incentive and non-statutory option are the federal tax consequences upon the (a) grant and exercise of the option and (b) sale of the shares underlying the option.

Please see "Certain Federal Income Tax Consequences," beginning on page 11 for a summary of the tax treatment of incentive and non-statutory stock options.

To the extent an incentive option ceases for any reason to qualify as an "incentive stock option" under the Internal Revenue Code, it will be deemed to be a non-statutory option.

Q:       HOW IS THE EXERCISE PRICE OF MY OPTION DETERMINED?

A: The committee determines the exercise price of your option at the date of grant.

For an incentive option, the exercise price may not be less than 100% of the fair market value of one share of common stock on the date of grant (or 110% if the grantee holds more than 10% of our common stock).

For a non-statutory option, the committee can set the exercise price at its discretion.

"Fair market value" means the average of the high and low sales prices of our common stock on the date of grant (or, if no shares were traded on that day, on the next preceding day when there was a trade).

The aggregate fair market value of shares of common stock subject to an incentive option exercisable for the first time during any calendar year may not exceed $100,000.

Q:       HOW DO I EXERCISE MY OPTION?

A: You must deliver a written exercise notice to our Chief Financial Officer in San Diego, California at the address on the cover of this Prospectus, together with payment of the full exercise price for the shares. You can deliver the notice:

|X|      in person;

|X|      by facsimile or electronic transmission (with written confirmation); or

|X|      through the U.S. mail or other recognized carrier.

Q:       MUST I EXERCISE ALL OF MY OPTIONS AT ONE TIME?

A: No. Your options will become exercisable ("vest") at such times and in such installments as determined by the committee at the time of grant and set forth in your option agreement. You may exercise all or part of your vested options at any time prior to the expiration date set forth in your option agreement.

Q:       HOW CAN I PAY THE EXERCISE PRICE OF MY OPTION?

A: Generally you must pay the entire exercise price for your option in cash, either through a check, money order or bank draft. The committee does, however, have the authority to allow payment to be made through the delivery of:

|X| a broker exercise notice, which is an irrevocable written notice instructing your broker to sell enough shares or loan you enough money to pay the exercise price of your option (and any withholding tax obligations) and remit that amount to the company;

|X| shares of common stock that you have already held for at least six months (previously acquired shares);

|X| shares of common stock that will be issued to you upon exercise of the options;

|X|      a promissory note; or

|X|      any combination of the above methods.

Q:       HOW IS THE DURATION AND VESTING OF MY OPTION DETERMINED?

A: At the time of grant, the committee determines the term of your option, not to exceed 10 years from the date of grant (five years in the case of an incentive stock option granted to a person holding more than 10% of our common stock) and the vesting schedule. The term and vesting schedule are specified in your option agreement.

Q: WHAT HAPPENS TO MY OPTIONS IF I AM NO LONGER EMPLOYED BY THE COMPANY OR ANY SUBSIDIARY?

A: Unless otherwise provided in your option agreement or determined by the committee, upon your termination of employment (or other business relationship) with us your rights in your options will automatically terminate.

Q:       CAN I TRANSFER MY OPTIONS TO SOMEONE ELSE BEFORE THEY ARE EXERCISED?

A: Prior to their exercise, you may not assign or transfer any of your options to any person, including trusts for estate planning purposes, unless otherwise provided in your option agreement. Furthermore, you may not place any lien or encumbrance on your options during your lifetime. You may, however, designate a beneficiary to receive your options upon your death.

                              QUESTIONS AND ANSWERS
                        ABOUT YOUR RESTRICTED STOCK AWARD
           ----------------------------------------------------------

Q:       WHAT IS A RESTRICTED STOCK AWARD?

A: A restricted stock award is an award of shares of common stock that, for some predetermined period of time:

|X|      cannot be transferred to any person, and

|X|      may be forfeited upon the occurrence of certain conditions.

The committee determines the conditions of a restricted stock award. Two typical conditions are that:

|X| you remain in the continuous employment or service with the Company for a certain period of time, and/or

|X|      you or the Company satisfies certain performance goals or criteria.

Q: WILL I HAVE ANY RIGHTS AS A STOCKHOLDER WHEN I AM GRANTED A RESTRICTED STOCK AWARD?

A: Unless the committee determines otherwise, you will have all voting, liquidation and other rights of a stockholder at the time you became a record holder of a restricted stock award.

Q: WHEN AND UNDER WHAT CONDITIONS WILL I RECEIVE DIVIDENDS ON MY RESTRICTED STOCK AWARD?

A: The committee has the authority to determine whether or not:

|X|      to pay dividends or distributions currently;

|X| to restrict the dividends in the same manner as the underlying common stock;

|X| to pay interest on dividends or distributions that are not currently paid; and

|X| to require the dividends or distributions to be reinvested in common stock.

Q:       HOW DOES THE COMPANY ENFORCE THE RESTRICTIONS ON MY RESTRICTED STOCK
         AWARD?

A: The committee may place a legend on your stock certificates referring to such restrictions and either:

|X| require you to keep the stock certificates in our possession, or our transfer agent's possession; or

|X| maintain evidence of ownership in an account with our transfer agent, without issuing a stock certificate.

In each case, the committee may require you to deposit an endorsed stock power with the transfer agent or the Company.

Q: WHAT HAPPENS TO MY RESTRICTED STOCK AWARDS IF I AM NO LONGER EMPLOYED BY THE COMPANY OR ANY SUBSIDIARY?

A: If your employment (or other business relationship) with us is terminated for any reason, the Company will have the right to purchase some or all of the shares subject to your restricted stock award at the purchase price set forth in your restricted stock agreement.

Q: CAN I TRANSFER MY RESTRICTED STOCK AWARDS TO SOMEONE ELSE BEFORE ALL OF THE RESTRICTIONS LAPSE?

A: Prior to the expiration of all restrictions, you may not assign or transfer any of your restricted stock awards to any person, except as specifically provided in your restricted stock agreement. Furthermore, you may not place any lien or encumbrance on your restricted shares prior to expiration of the restrictions.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES
------------------------------------------------------------------------------

The discussion below is a summary of the federal income tax consequences (and not foreign, state or local) that may result in connection with your participation in the Plan. PLEASE SEE "ALTERNATIVE MINIMUM TAX" AND "EXCISE TAX ON PARACHUTE PAYMENTS" ON PAGE 19 FOR EXCEPTIONS TO THESE RULES.

BECAUSE FEDERAL INCOME TAX CONSEQUENCES DEPEND UPON REGULATIONS UNDER THE INTERNAL REVENUE CODE AND YOUR TAX STATUS, YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISOR.

                                        TAX CONSEQUENCES OF INCENTIVE OPTIONS
---------------------------------------------------------------------------------------------------------------------
                                                                                                  COMPANY TAX
           TAX EVENT                               YOUR TAX CONSEQUENCES                          CONSEQUENCES
--------------------------------------- -------------------------------------------------- --------------------------
Grant of an incentive option            None.                                              None.
--------------------------------------- -------------------------------------------------- --------------------------

Exercise of an incentive option         None.                                              None.
(exercise price paid in cash)
--------------------------------------- -------------------------------------------------- --------------------------

Exercise of an incentive option         If you use previously acquired shares to           We are entitled to a
(exercise price paid by tendering       exercise an incentive option, you will             compensation expense
   previously acquired shares)          generally not recognize any gain or loss           deduction equal to the
                                        attributable to those previously acquired          ordinary income you
                                        shares when you exercise your options.             recognize, provided
                                                                                           that we comply with
                                                                                           applicable income tax
                                        If you pay the exercise price with shares          withholding laws.
                                        that were originally acquired pursuant to
                                        the exercise of an incentive option before
                                        the expiration of the holding periods
                                        described in Situation One below, you
                                        will be required to report, as ordinary
                                        income, the difference between

                                        |X|  the fair market value of the previously
                                             acquired shares at the time of exercise,
                                             and

                                        |X|  the exercise price for the previously
                                             acquired shares.

--------------------------------------- -------------------------------------------------- --------------------------

                                  TAX CONSEQUENCES OF INCENTIVE OPTIONS (CONTINUED)
---------------------------------------------------------------------------------------------------------------------
                                                                                                  COMPANY TAX
           TAX EVENT                               YOUR TAX CONSEQUENCES                          CONSEQUENCES
--------------------------------------- -------------------------------------------------- --------------------------
(Continued)                             The basis of the previously acquired shares,
                                        plus any income recognized on the current
                                        exercise, will become the basis of an equal
                                        number of shares received in the exchange.  The
                                        basis of any additional shares received will be
                                        zero.  The additional incentive option shares
                                        received in the exchange will have new capital
                                        gain and special incentive option holding
                                        periods.  The capital gain holding period of the
                                        shares received in exchange for the tendered
                                        shares will carry over.
--------------------------------------- -------------------------------------------------- --------------------------

Sale of shares acquired upon the
exercise of an incentive option


SITUATION ONE:  The exercise price
was paid in cash.  You have held the
shares of common stock acquired upon    You recognize a capital gain or loss upon the      We are not entitled to
exercise of the incentive option for:   sale of the shares.  The amount of the capital     any compensation expense
                                        gain (or loss) equals the difference between:      deduction.

|X|  more than two years after the      |X|  the amount of cash (or other property)
     option was granted, and                 received on the sale of the shares, and


|X|  more than one year after you       |X|  the exercise price paid for the shares.
     exercised the option.

                                        Whether the gain or loss constitutes
                                        long or short-term capital gain or loss
                                        depends upon the length of time you held the shares prior to sale. You should consult your tax advisor to determine whether any specific gain or loss constitutes long or short-term capital gain or loss.

--------------------------------------- -------------------------------------------------- --------------------------

                                  TAX CONSEQUENCES OF INCENTIVE OPTIONS (CONTINUED)
---------------------------------------------------------------------------------------------------------------------
                                                                                                  COMPANY TAX
           TAX EVENT                               YOUR TAX CONSEQUENCES                          CONSEQUENCES
--------------------------------------- -------------------------------------------------- --------------------------

Sale of shares acquired upon the
exercise of an incentive option


SITUATION TWO:  The exercise price
was paid in cash.  You have NOT held
the shares of common stock acquired     You will generally be required to report, as       We are entitled to a
upon exercise of the incentive option   ordinary income, the difference between:           compensation expense
for:                                                                                       deduction equal to the
                                                                                           ordinary income you
                                        |X|  the lower of                                  recognize, provided that
|X|  more than two years after the                                                         we comply with the
     option was granted, and                                                               applicable income tax
                                            >>  the fair market value of the shares at     withholding laws.
                                                the time of exercise, or
|X|  more than one year after you
     exercised the option
                                            >>  the amount realized on the sale of the
                                                shares (if the sale is to someone other
                                                than a related taxpayer)

                                        and

                                        |X|  the exercise price for the shares.

                                        You must include that amount in your
                                        ordinary income the year you sell the
                                        shares.

                                        The remainder of the gain (or loss)
                                        recognized on the sale is treated as
                                        capital gain or loss. Whether the gain
                                        or loss constitutes long or short-term
                                        capital gain or loss depends on the
                                        length of time you held the stock prior
                                        to its sale. You should consult your tax advisor to determine whether any specific gain or loss constitutes long or short-term capital gain or loss.

--------------------------------------- -------------------------------------------------- --------------------------

                                  TAX CONSEQUENCES OF INCENTIVE OPTIONS (CONTINUED)
---------------------------------------------------------------------------------------------------------------------
                                                                                                  COMPANY TAX
           TAX EVENT                               YOUR TAX CONSEQUENCES                          CONSEQUENCES
--------------------------------------- -------------------------------------------------- --------------------------

Sale of shares acquired upon the        Generally, assuming the holding periods            None.
exercise of an incentive option         described above in Situation Two have been
when previously acquired shares         met, you recognize a capital gain or loss
were used to exercise the               upon sale of the shares. The amount of the
options                                 capital gain (or loss) equals the difference
                                        between:

                                        |X|  the amount of cash (or other property)
                                             received on the sale of the shares, and

                                        |X|  your tax basis in the previously acquired
                                             shares.

                                        Whether the gain or loss constitutes
                                        long or short-term capital gain or loss
                                        depends upon the length of time you held the stock prior to its sale. You should consult your tax advisor to determine whether any specific gain or loss constitutes long or short-term capital gain or loss.

--------------------------------------- -------------------------------------------------- --------------------------

                                      TAX CONSEQUENCES OF NON-STATUTORY OPTIONS
---------------------------------------------------------------------------------------------------------------------
                                                                                                  COMPANY TAX
           TAX EVENT                               YOUR TAX CONSEQUENCES                          CONSEQUENCES
----------------------------- ------------------------------------------------------------ --------------------------

Grant of a non-statutory      None.                                                        None.
option
----------------------------- ------------------------------------------------------------ --------------------------

Exercise of a non-statutory   You recognize ordinary income equal to the difference        We can deduct the amount
option (exercise price paid   between:                                                     you include as ordinary
in cash)                                                                                   income, provided that we
                                                                                           comply with the various
                              |X|  fair market value of the shares purchased,
                                   determined income tax withholding on the date
                                   of exercise; and laws and regulations.

                              |X|  the amount paid for the shares.

                              The basis in your acquired shares will be equal to the
                              amount you pay for the shares plus the amount you
                              recognize as ordinary income. Taxes need to be
                              withheld as if this were a cash bonus paid to you.

----------------------------- ------------------------------------------------------------ --------------------------

Exercise of a non-statutory   You recognize ordinary income equal to the difference        We can deduct the amount
option (exercise price paid   between:                                                     you include as ordinary
by tendering previously                                                                    income, provided that we
acquired shares)                                                                           comply with the various
                              |X|  fair market value of the shares purchased,              income tax withholding
                                   determined on the date of exercise; and                 provisions.

                              |X|  the amount paid for the shares (I.E., the fair
                                   market value of the shares tendered on exercise).

                              You will not recognize any gain or loss with respect to the previously acquired shares transferred to the company (assuming these shares were not acquired upon exercise of an incentive option).

                              The basis of the shares tendered to the company will become the basis of an equal number of shares received in the option exercise. The basis of any additional shares received by you upon exercise will be equal to the amount recognized as ordinary income plus any cash tendered upon exercise. The capital gain holding period of the tendered shares will carry over and the additional shares received in the exchange will have a new capital gain holding period.

----------------------------- ------------------------------------------------------------ --------------------------

                                TAX CONSEQUENCES OF NON-STATUTORY OPTIONS (CONTINUED)
---------------------------------------------------------------------------------------------------------------------
                                                                                                  COMPANY TAX
           TAX EVENT                               YOUR TAX CONSEQUENCES                          CONSEQUENCES
----------------------------- ------------------------------------------------------------ ---------------------------

Sale of shares acquired       The difference between the amount of cash received on the    None.
upon the exercise of a        sale of your common stock and the basis of the shares will
non-statutory option          be treated as capital gain or loss. Whether the gain is
                              short-term or long-term depends on the length of
                              time you held the stock prior to distribution. For
                              purposes of determining the holding period, your
                              shares are deemed acquired on the date that you
                              exercised your option (unless previously acquired
                              shares are used for the exercise).

----------------------------- ------------------------------------------------------------ ---------------------------

                                     TAX CONSEQUENCES OF RESTRICTED STOCK AWARDS
---------------------------------------------------------------------------------------------------------------------
                                                                                         COMPANY TAX
        TAX EVENT                    YOUR TAX CONSEQUENCES                               CONSEQUENCES
------------------------- -------------------------------------------- -----------------------------------------------

IMPORTANT NOTE: Your tax consequences depend on whether you make an election under Section 83(b) of the Internal Revenue Code. A Section 83(b) election must be made within 30 days after your shares of restricted stock are transferred to you by the company.
----------------------------------------------------------------------------------------------------------------------

Transfer to you of a      SECTION 83(b) ELECTION. You include, as      SECTION 83(b) ELECTION.  We are entitled to a
restricted stock award    ordinary income, the fair market value of    compensation expense deduction equal to the
                          the shares you receive on the date the
                          amount you include as ordinary income,
                          shares are transferred (regardless of
                          provided that we comply with the
                          withholding whether such shares are subject
                          to tax obligations. forfeiture). Your basis
                          in the shares received will equal the amount
                          paid for the shares plus the amount included
                          in your income.

                                                                       NO SECTION 83(b) ELECTION.  None.
                          NO SECTION 83(b) ELECTION. If you do not
                          make a Section 83(b) election there is no
                          tax consequence to you when the restricted
                          stock award is granted.
------------------------- -------------------------------------------- -----------------------------------------------

Restricted stock award    SECTION 83(b) ELECTION.  You are generally   None.
is forfeited for any      not entitled to any deduction for tax
reason                    purposes because of the amount previously
                          included in income.


                          NO SECTION 83(b) ELECTION.   None.
------------------------- -------------------------------------------- -----------------------------------------------

Restricted stock award    SECTION 83(b) ELECTION.  None.               SECTION 83(b) ELECTION.  None.
restrictions expire

                          NO SECTION 83(b) ELECTION. You will          NO SECTION 83(b) ELECTION. We are entitled
                          recognize, as ordinary income, an amount     to a compensation expense deduction equal to
                          equal to the fair market value of the        the amount you include as ordinary income,
                          shares on the date the restrictions          provided that we comply with the withholding
                          expire. Your basis in the shares received    tax obligations.
                          will equal the amount paid for the
                          shares plus the amount included in your
                          income.

------------------------- -------------------------------------------- -----------------------------------------------

                               TAX CONSEQUENCES OF RESTRICTED STOCK AWARDS (CONTINUED)
----------------------------------------------------------------------------------------------------------------------

       TAX EVENT                             YOUR TAX CONSEQUENCES                       COMPANY TAX CONSEQUENCES
------------------------- --------------------------------------------------------- ----------------------------------
Sale of shares of         Regardless of whether you have made a                     None.
restricted stock          Section 83(b) election, any gain or loss
                          on the sale of the shares will be capital gain or
                          loss. The amount of such gain or loss will be equal to
                          sales price for such shares less your basis in such
                          shares. Whether the gain is short-term or long-term
                          depends on the length of time you held the stock prior
                          to its sale. You should consult your tax advisor to
                          determine whether any specific gain or loss is
                          long-term or short-term.

------------------------- --------------------------------------------------------- ----------------------------------

                                    TAX CONSEQUENCES OF UNRESTRICTED STOCK AWARDS
----------------------------------------------------------------------------------------------------------------------

       TAX EVENT                         YOUR TAX CONSEQUENCES                           COMPANY TAX CONSEQUENCES
------------------------- -------------------------------------------- -----------------------------------------------

Grant of unrestricted      You will realize ordinary income equal to    We are entitled to a compensation expense
stock award in the form    the fair market value of the shares of       deduction equal to the amount you include as
of shares                  common stock you receive.                    ordinary income, provided that we comply with
                                                                        the withholding tax obligations.

OR

Election to receive a
current unrestricted
stock award in lieu of
compensation.

------------------------- -------------------------------------------- -----------------------------------------------

SPECIAL RULES APPLICABLE TO INSIDERS

If you are an insider, you may be treated differently for federal income tax purposes than other participants. As a result, we strongly recommend that insiders consult their personal tax advisor to determine the tax treatment of transactions under the Plan.

ALTERNATIVE MINIMUM TAX

The alternative minimum tax is computed by adding specific preference items and making special modifications to your adjusted gross income. One modification is to treat incentive options as if they were non-statutory options. In calculating your alternative minimum taxable income, you include in your income, on the date of exercise, the difference between the fair market value of the shares and the amount paid for the shares. The alternative minimum tax is payable to the extent that it exceeds your regular tax for the year. The amount of your alternative minimum tax liability attributable to the incentive option may, however, be available as a credit against a portion of your regular tax liability in future years.

You should consult your personal tax advisor to determine the applicability and effect of the alternative minimum tax.

EXCISE TAX ON PARACHUTE PAYMENTS

Parachute payments are payments to employees or independent contractors who are also officers, stockholders or highly compensated individuals that are contingent upon a change in ownership or control. In certain circumstances the grant, vesting, acceleration or exercise of options or other incentive awards could be treated as contingent on a change in ownership or control for purposes of determining the amount of a parachute payment.

In general, the amount of a parachute payment would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. All or a portion of that parachute payment may be considered an excess parachute payment. If you were found to have received an excess parachute payment, you would be subject to a special 20% excise tax on the amount of the excess parachute payments, and the company would not be allowed to claim any deduction with respect to such payments.

WITHHOLDING TAXES

Under the Plan, we are entitled to:

|X| withhold and deduct from your future wages (or from other amounts owing to you), all amounts necessary to satisfy all federal, state and local withholding and employment-related tax requirements related to your incentive awards;

|X| make other arrangements to collect the amounts we are obligated to withhold; and

|X| require you to pay the withholding obligation before we take any action, including issuing any shares of common stock.

In addition, the committee may permit or require you to satisfy any withholding obligation by tendering previously acquired shares or a broker exercise notice, or by a combination of such methods.

                     IMPACT OF SHORT-SWING PROFIT PROVISIONS
           ----------------------------------------------------------


Under Section 16(b) of the Securities Exchange Act of 1934, any profit by an "insider" (an officer, director or greater-than-10% stockholder) on a purchase and sale or sale and purchase of common stock within any six-month period belongs to and is recoverable by us.

Rule 16b-3 under the Securities Exchange Act of 1934 exempts certain transactions by insiders from the operation of Section 16(b).

Under Rule 16b-3 the grant, exercise and vesting of an incentive award is generally not considered a purchase under Section 16(b). Insiders will still need, however, to report such acquisitions on a Form 5 (in the case of the grant of an incentive award) or a Form 4 (in the case of the exercise of an option or stock appreciation right, the vesting of a restricted stock award, performance unit or stock bonus).

The sale of shares acquired under the Plan will, however, be deemed to be a sale for the purpose of Section 16(b), regardless of Rule 16b-3, and will generally be required to be reported on a Form 4.

THE PRIOR DISCUSSION OF THE IMPACT OF THE "SHORT-SWING PROFIT" RULES IS ONLY A BRIEF SUMMARY AND IS NOT INTENDED TO PROVIDE YOU WITH COMPREHENSIVE GUIDANCE.

THE RULES AND REGULATIONS REGARDING SHORT-SWING PROFITS ARE EXTREMELY COMPLEX. TRANSACTIONS UNDER THE PLAN MAY OR MAY NOT BE DEEMED PURCHASES OR SALES UNDER THE "SHORT-SWING PROFIT" RULES DEPENDING ON THE FACTS AND CIRCUMSTANCES OF SUCH TRANSACTIONS.

IF YOU ARE AN INSIDER, WE STRONGLY RECOMMEND YOU CONSULT WITH US OR YOUR OWN COUNSEL REGARDING THE APPLICATION OF THE "SHORT-SWING PROFIT" RULES TO YOUR TRANSACTIONS UNDER THE PLAN.

                             ADDITIONAL INFORMATION
           ----------------------------------------------------------


                              AVAILABLE INFORMATION

Each plan participant will receive a copy of this Prospectus and our current annual report to shareholders that we prepare and distribute.

Copies of all future reports, proxy statements and other communications distributed to our shareholders generally, as well as updated information regarding the Plan and any other information covered by this Prospectus, as we deem necessary, will also be provided.

Any of the foregoing documents or the documents "incorporated by reference" may also be obtained upon written or oral request. Requests should be directed to the attention of Bruce Merati, Chief Financial Officer, at the address and telephone number on the cover of this Prospectus.

                           INCORPORATION OF DOCUMENTS
                                  BY REFERENCE

The following documents that we have filed with the Securities and Exchange Commission ("SEC") are deemed included in this Prospectus:

|X|      our annual report on Form 10-KSB for the year ended December 31, 2000;
         and

|X| the description of our common stock contained in our registration statement on Form 10-SB, including any amendments or reports filed for the purpose of updating such description.


All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus will be deemed to be included in this Prospectus from the date of filing. These documents will be deemed to be included until we file an amendment with the SEC stating either that (a) all shares of common stock covered by this Prospectus have been sold or (b) we are deregistering all shares of common stock that remain unsold.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Virtgame.Com Corp. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

         (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since December 31, 2000;

         (3) The descriptions of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB filed with the Commission on August 3, 1998 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The Company's December 31, 2000 and 1999 financial statements incorporated by reference in this Registration Statement have been audited by Pannell Kerr Forster, Certified Public Accountants, which are incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000. The financial statements have been incorporated herein by reference in reliance on the reports of Pannell Kerr Forster, Certified Public Accountants, given on the authority of such firm as experts in accounting and auditing. To the extent that Pannell Kerr Forster, Certified Public Accountants, audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority as experts.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware Law and the Company's Certificate of Incorporation, as amended, and Bylaws provide that the Company may under certain circumstances and subject to certain limitations, indemnify any director, officer, employee or agent of the Company made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

         The Company has also entered into indemnification agreements with all of the directors and executive officers of the Company whereby the Company has agreed to indemnify and hold harmless the directors and executive officers from and against any claims, liability, damages or expenses incurred by them in or arising out of their status, capacities and activities with respect to the Company to the maximum extent permitted by Delaware law. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.
-----------

5.1 Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

10.1     2002 Stock Option and Grant Plan

23.1     Consent of Pannell Kerr Forster (filed herewith electronically).

23.3     Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on February 5, 2002.

                                          VIRTGAME.COM CORP.

                                          By: /s/ Scott Walker
                                             ----------------------------------
                                              Scott Walker
                                              Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 5, 2002 by the following persons in the capacities indicated.

SIGNATURE                                           TITLE
---------                                           -----

/s/ Leo I. George                          Chairman of the Board
-------------------------------
Leo I. George

/s/ Scott Walker                           Chief Executive Officer and Director
-------------------------------
Scott Walker

/s/ Bruce Merati                           Chief Financial Officer
-------------------------------
Bruce Merati

                                INDEX TO EXHIBITS



NO.                          ITEM                          METHOD OF FILING
---                          ----                          ----------------

5.1     Opinion of Oppenheimer Wolff & Donnelly LLP..   Filed herewith.

10.1    2002 Stock Option and Grant Plan.............   Filed herewith.

23.1    Consent of Pannell Kerr Forster..............   Filed herewith.

23.2    Consent of Oppenheimer Wolff & Donnelly LLP..   Included in Exhibit 5.1.